EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended September 30, 2020 and 2019, June 30, 2020 and 2019
and the Nine-Month Periods Ended September 30, 2020 and 2019

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2020
Composite Materials	$95.6	$71.9	$48.2	$215.7
Engineered Products	33.2	36.9	1.1	71.2
Total	$128.8	$108.8	$49.3	$286.9
	45%	38%	17%	100%

Second Quarter 2020
Composite Materials	$171.8	$69.4	$65.0	$306.2
Engineered Products	32.1	39.0	1.4	72.5
Total	$203.9	$108.4	$66.4	$378.7
	54%	29%	17%	100%

Third Quarter 2019
Composite Materials	$294.5	78.9	74.6	$448.0
Engineered Products	91.4	30.9	2.2	124.5
Total	$385.9	$109.8	$76.8	$572.5
	68%	19%	13%	100%

Second Quarter 2019
Composite Materials	$323.7	79.6	80.7	$484.0
Engineered Products	92.8	32.2	—	125.0
Total	$416.5	$111.8	$80.7	$609.0
	68%	18%	14%	100%

Year to date September 30, 2020
Composite Materials	$567.6	214.5	178.3	$960.4
Engineered Products	128.0	114.3	3.9	246.2
Total	$695.6	$328.8	$182.2	$1,206.6
	58%	27%	15%	100%

Year to date September 30, 2019
Composite Materials	$941.6	$236.2	$241.9	$1,419.7
Engineered Products	276.3	93.2	2.2	371.7
Total	$1,217.9	$329.4	$244.1	$1,791.4
	68%	18%	14%	100%